Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2021, with respect to the financial statements and supplemental information included in the Annual Report of Chevron Employee Savings Investment Plan on Form 11-K
for the year ended December 31, 2020. We hereby consent to the incorporation by reference of said report in the Registration Statements of Chevron Corporation on Forms S-8 (File No. 333-202203 and File
No. 333-249300).

/s/ GRANT THORNTON LLP

Seattle, Washington
June 22, 2021